EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE

Miami Lakes, FL -- 22 June, 2001 -- ECOS Group, Inc. (OTCBB:ECOS) announced today that on June 14, 2001, the Company entered into a Share Exchange Agreement with Third Millennium Telecommunications, Inc., a New Jersey corporation ("TMTI"). TMTI, founded in 1997, is a Master Agent for the sale of wireless telecommunications devices and services for MCI Worldcom and Globalstar U.S.A. in all markets where such devices and services are sold in the U.S.A. TMTI has become the second largest MCI Worldcom wireless distributor in the U.S.A., through building a network of over 250 retailers nationwide.

The Share Exchange Agreement provides that the Company effect a 1 for 20 reverse stock split prior to Closing with respect to its issued and outstanding Common Stock ("Reverse Split"). The number of authorized shares of Common Stock will remain at 75,000,000 upon completion of the Reverse Split. The Agreement also provides that the Company acquire 100% of the outstanding TMTI Common Stock in exchange for the issuance and delivery by the Company of an aggregate of 6,875,000 shares of the Company's common stock (on a post-Reverse Split basis). The agreement also provides for the issuance of 35,000,000 additional shares of the common stock upon the achievement of certain financial thresholds by TMTI following the closing of the Share Exchange Agreement.

Simultaneously with the closing of the Share Exchange, the Company will transfer
(i) all of the outstanding shares of its wholly-owned subsidiary, EE&G, to certain members of EE&G Management and (ii) all of the Company's assets and liabilities to EE&G, in exchange for the cancellation of 6,259,385 shares of common stock and the termination of 6,009,385 options to purchase shares of Common Stock held by EE&G Management. At closing, ECOS will change its corporate name to reflect its new line of business.

The Share Exchange Agreement has been approved by the ECOS Board of Directors and the TMTI Board of Directors. ECOS is in the process of obtaining approval of a majority of its shareholders through written shareholder consent, and is confident of obtaining such approval. Consummation of the proposed transaction is subject to a number of factors, including but not limited to the filing by ECOS of an informational statement pursuant to Section 14(c) of the Securities Exchange Act, completion of due diligence activities by both companies, and a satisfactory third-party Fairness Opinion being obtained with respect to the proposed transaction.

Dr. Charles C. Evans, Chairman and CEO of ECOS stated "this is an excellent opportunity for ECOS to generate shareholder value through a move into a fast growing industry with a dynamic, rapidly growing company."

Mr. Michael Galkin, Chairman and CEO of TMTI, added "as part of a public company, we believe we can utilize the currency of publicly traded stock to further leverage our substantial growth. We have grown revenues from $375,000 for the calendar year 1997 to over $7,000,000 in calendar year 2000, for a compounded annual growth rate nearly 166%."

Some information in this release is forward looking. We have based the forward-looking statements relating to our operations on our current expectations, estimates and projections about ECOS Group and the industry in general. We caution you that these statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. The risks and uncertainties that may effect the operations, performance, development and results of our business include those that were previously discussed in our prior filings with the Securities and Exchange Commission including the Company's Annual Report on Form 10-KSB. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements. The Company does not assume any obligation to update any such forward-looking statements.


Exhibit 99.1                          1